Exhibit 23.3

RP® FINANCIAL, LC. Advisory | Planning | Valuation

November 4 , 2013

Boards of Directors

Lamplighter Financial, MHC

Waterstone Financial, Inc.

WaterStone Bank SSB

11200 West Plank Court

Wauwatosa, Wisconsin 53226

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for Lamplighter Financial, MHC, and in the Form S-1 Registration Statement for Waterstone Financial, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Waterstone Financial, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely
RP® FINANCIAL LC.

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